Exhibit 24.1

                     CONSENT OF ERNST & YOUNG, LLP.



     We consent to the incorporation by reference in the Registration Statement (Form s-8, to be filed on or about August 13, 1997) of our report dated March 10, 1997 with respect to the consolidated financial statements and schedules of Tejon Ranch Co. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                   /s/ERNST & YOUNG LLP


Los Angeles, California
August 13, 1997